UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):
September 30, 2008

CORNERSTONE GROWTH & INCOME REIT, INC.
(Exact name of registrant as specified in its charter)

Maryland	333-139704	20-5721212
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1920 Main Street, Suite 400 Irvine, California 92614
(Address of principal executive offices)

(949) 852-1007
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 30, 2008, our Board of Directors unanimously elected Ronald Shuck and William C. Sinton as directors of the Company, each to hold office until the 2009 annual meeting of stockholders and until their successors are duly elected and qualify.

Mr. Shuck has been a principal with Moore Stephens Lovelace, P.A, an accounting firm, for the past 21 years.  Mr. Shuck has been providing services to the senior housing and care industry for over 30 years.  His comprehensive financial experience in the healthcare industry includes consulting with clients on corporate governance, strategic planning, market risk and compiling and examining financial forecasts and projections.  Mr. Shuck has written articles pertaining to senior housing and care that have been published in the various publications including Wall Street Journal and Forbes Magazine.  Mr. Shuck received his Bachelor of Science in Accounting from Kent State University and his Masters in Accounting from the University of Central Florida.  Mr. Shuck also serves on the Board of Directors for the Florida Retirement Housing Council.

Mr. Sinton has been the President of  WCS Advisors, LLC. in Orlando, Florida since 2007.  He has been in the Investment Banking and Management industry for more than 20 years.  His experience includes mergers and acquisitions, private placements of debt and equity and merchant banking activities in several industries. Mr. Sinton has successfully executed numerous transactions in the consumer products, food services, retail and chain restaurant industries and related real estate.  From 2005 to 2007, Mr. Sinton was President of Trustreet Investment Banking, Inc.( "TIB"), a wholly owned subsidiary of Trustreet Properties, Inc.("TSY"), the largest restaurant properties REIT in the United States.  Mr. Sinton was responsible for and led the origination and execution of real estate acquisitions, merchant banking transactions and merger and acquisition assignments for TIB and TSY. The companies were sold to General Electric Capital Corporation in 2007.  From 2002 to 2005, Mr Sinton was President of WCS Advisors, Inc., an investment banking company in Boston, Massachusetts. Prior to 2002 he was a Managing Director of investment banking at Tucker Anthony, Inc., Robertson Stephens, Inc. and BancBoston Securities, Inc.  Mr. Sinton earned his Bachelor of Science in Accounting from University of Rhode Island and earned his MBA from The Kellogg School of Management at Northwestern University.

The elections of Mr. Shuck and Mr. Sinton as directors were not made pursuant to any arrangement or understanding between Mr. Shuck and Mr. Sinton and any other person. Mr. Shuck and Mr. Sinton have not had any direct or indirect interests in any transaction with the registrant or in any currently proposed transaction to which the registrant is a party. Mr. Shuck and Mr. Sinton will receive the standard compensation provided to all of our non-employee directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE CORE PROPERTIES REIT, INC.

Dated: October 6, 2008	By:	/s/ Sharon C. Kaiser
Sharon C. Kaiser,
Chief Financial Officer